SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14a INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant
    to Rule 14a-12

                                   QMED, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
             ___________________________________________________________________

         (2) Aggregate number of securities to which transaction applies:
             ___________________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
             ___________________________________________________________________

         (4) Proposed maximum aggregate value of transaction:
             ___________________________________________________________________

         (5) Total fee paid:
             ___________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:____________________________________________
         (2) Form, Schedule or Registration Statement no.:______________________
         (3) Filing Party:______________________________________________________
         (4) Date Filed:________________________________________________________

                                   QMED, INC.
                               25 Christopher Way
                           Eatontown, New Jersey 07724
                            ________________________

                            NOTICE OF ANNUAL MEETING
                            ________________________

                                  May 24, 2004


         NOTICE IS HEREBY given that the Annual Meeting of the stockholders of QMed, Inc. (the "Company"), will be held at the Sheraton Eatontown Hotel, 6 Industrial Way East, Eatontown, New Jersey 07724, on June 24, 2004 at 10:00 A.M., for the following purposes:

         1.       To elect nine Directors.

         2. To ratify the selection of the Company's independent certified public accountants for the current fiscal year.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on May 21, 2004 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the 2004 Annual Meeting of stockholders. Only stockholders of record as of the close of business on May 21, 2004 will be entitled to notice of and to vote at the Annual Meeting.

         Please sign, date and mail the enclosed proxy promptly in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

         THE COMPANY URGES THAT AS MANY STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST US IN PREPARATIONS FOR THE MEETING.

                                              By Order of the Board of Directors

                                              Michael W. Cox
                                              Chief Executive Officer


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                       THIS PAGE INTENTIONALLY LEFT BLANK

                                   QMED, INC.
                               25 Christopher Way
                           Eatontown, New Jersey 07724

                            ________________________

                                 PROXY STATEMENT
                            _________________________



                                  May 24, 2004


         This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the 2004 Annual Meeting of stockholders (the "Meeting") of QMed, Inc. (the "Company") or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The proxy statement and enclosed form of proxy are first being mailed to stockholders on or about May 24, 2004. The Board of Directors of the Company solicits this proxy and urges you to sign the proxy, fill in the date and return same immediately.

         Shares of the Company's common stock, $.001 par value (the "Common Stock"), represented by valid proxies in the enclosed form, executed and received in time for the meeting, will be voted as directed, or if no direction is indicated, will be voted for the election as directors of the nominees described herein and in favor of proposal Nos. 2 and 3. Proxies are being solicited by mail, and, in addition, officers and regular employees of the Company may solicit proxies by telephone or personal interview. As is customary, the expense of solicitation will be borne by the Company. The Company will also reimburse brokers for the expenses of forwarding proxy solicitation material to beneficial owners of shares held of record by such brokers. Your prompt cooperation is necessary in order to insure a quorum and to avoid expense and delay.

         PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO BEING VOTED EITHER BY WRITTEN NOTICE DELIVERED TO THE SECRETARY OF THE COMPANY OR BY VOTING AT THE MEETING IN PERSON.

         The mailing address of the principal executive offices of the Company is 25 Christopher Way, Eatontown, NJ 07724. The annual report of the Company for the fiscal year ended November 30, 2003 ("Fiscal 2003") on Form 10-K, including consolidated financial statements, supplementary financial information and management's discussion and analysis of financial condition and results of operations, accompanies this proxy statement.

FREQUENTLY ASKED QUESTIONS CONCERNING THIS PROXY STATEMENT

Q:       Why am I receiving these materials?

A: The Board of Directors is providing these proxy materials for you in connection with the Company's Annual Meeting of stockholders which will take place on June 24, 2004. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

Q:       What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2003 Annual Report on Form 10-K is also enclosed.

Q:       What proposals will be voted on at the meeting?

A:       There are two proposals scheduled to be voted on at the meeting:

         o        To elect the following directors: Michael W. Cox, Bruce F.
                  Wesson, Jane A. Murray, David Feldman, Richard I. Levin, Lucia
                  L. Quinn, John J. Gargana, Jr., A. Bruce Campbell and John P. Zanotti; and

         o To ratify the selection of Amper, Politziner & Mattia, P.C. as the Company's independent auditors.

Q:       What are the voting recommendations of the Board of Directors?

A: A majority of the members of the Board of Directors recommend that you vote your shares "FOR" each of the nominees to the Board of Directors and the Board of Directors unanimously recommends that you vote your shares "FOR" all of the proposals.

Q:       Who is entitled to vote?

A: Stockholders as of the close of business on May 21, 2004 (the "Record Date") are entitled to vote at the Annual Meeting.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most QMed stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

         Stockholder of Record

         If your shares are registered directly in your name with QMed's Transfer Agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by QMed. As the stockholder of record, you have the right to grant your voting proxy directly to QMed or to vote in person at the meeting. QMed has enclosed a proxy card for you to use.

         Beneficial Owner

         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:       What class of shares are entitled to be voted?

A: Each share of Common Stock outstanding as of the close of business on the Record Date, is entitled to one vote on each proposal at the Annual Meeting. As of May 7, 2004, there were 14,766,423 shares of Common Stock issued and outstanding.

Q:       What does it mean if I receive more than one proxy card?

A: It means that you hold shares registered in more than one account. Sign and return all proxies to ensure that all your shares are voted.

Q:       How do I vote?

A: Sign and date each proxy card you receive (many stockholders receive multiple proxies) and return it in the postage prepaid envelope. If you return your signed proxy but fail to indicate your voting preferences, the Company will vote on your behalf "FOR" the election of the nine director nominees as directors and the ratification of the selection of the independent auditors. You have the right to revoke your proxy at any time before the meeting by (1) notifying the Company's Secretary, or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

         Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

         The holders of all classes of shares of the Company will vote together, as a single class, on all matters properly brought forth at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors of the Company.

         With respect to the election of directors, you may (1) vote for all of the director nominees as a group, (2) withhold your vote for all of the director nominees as a group, or (3) vote for all director nominees as a group except those nominees you identify. If you sign, date and mail your proxy card without indicating how you want to vote, your vote will be counted as a vote in favor of the director nominees.

         With respect to the other proposals, you may (1) vote for the proposal,
         (2) withhold your vote for a proposal, or (3) abstain. If you sign, date and mail your proxy card without indicating how you want to vote, your vote will be counted as a vote in favor of each of such proposals.

         If you sign, date, and mail your proxy card in time to be cast at the Annual Meeting indicating how you want to vote, it will be voted in accordance with your instructions. The persons named as proxy holders in the proxies are officers of the Company. We encourage you to vote and to vote promptly. Voting promptly may save the Company the expense of a second mailing.

         We encourage you to complete, sign, date, and return the enclosed proxy card before the date of the Annual Meeting to make sure that a quorum is present at the Annual Meeting. If a quorum is not present at the Annual Meeting, the designated proxy holder in the applicable proxy card will vote the returned proxy cards to adjourn the Annual Meeting to a time and place to be announced.

Q:       What constitutes a quorum?

A: The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of the issued and outstanding shares, present or represented by proxy, of the Company as of the Record Date.

Q:       How do I sign the proxy?

A: Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee, or the officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, each owner must sign.

Q:       Who will count the votes?

A: American Stock Transfer & Trust Company, Transfer Agent for the Company, will tabulate the votes and the Company's accounting staff will act as the inspectors of election.

Q:       How many votes are needed for approval of each proposal?

A: There are differing vote requirements for the various proposals. Directors will be elected by a plurality of the votes cast at the Annual Meeting. On this basis, the nine nominees receiving the most votes will be elected directors. Abstentions, broker non-votes (as described below), and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. However, such action will not reduce the number of votes otherwise received by the nominees. The proposal to ratify the selection of the auditors will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not be counted either for or against the proposal.

         Shares that are voted "FOR", "AGAINST" or "ABSTAIN" with respect to any proposal brought at the Annual Meeting are treated as being present at the Annual Meeting for purposes of establishing a quorum. With regard to the election of directors, votes that are withheld for any nominee will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will have the same effect as voting against a proposal. Common Stock of the Company represented by proxies which contain one or more broker "non-votes" are counted as present for purposes of determining whether a quorum is present for the Annual Meeting but are not considered to have voted for a proposal. Accordingly, a broker non-vote will not affect the outcome of the voting on a proposal. A "non-vote" occurs when a broker or other nominee holding shares of the Company for a beneficial owner votes on one proposal but does not vote on another proposal because such broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Q:       Who can attend the Annual Meeting?

A: All stockholders as of the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership, such as a broker's statement, to the Annual Meeting to receive admittance.

Q:       What percentage of stock do the directors and officers own?

A: Together, our directors and officers own approximately 39% of the Common Stock as of March 30, 2004. (See page 13 for details.)

Q:       Who are the largest principal stockholders?

A:       Galen Partners III, L.P. (27%) and Michael W. Cox (11%).

Q: When are stockholder proposals and nominations for the Board of Directors for the 2005 Annual Meeting due?

A: Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2005 Annual Meeting, and nominations of candidates for election to the Board of Directors at the 2005 Annual Meeting, must be submitted in writing by January 24, 2005 to the Corporate Secretary. Such proposals and nominations must be in compliance with applicable laws and regulations, as well as the Company's currently enacted Certificate of Incorporation and by-laws, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting.

         Copies of by-laws provisions: You may contact QMed's Corporate Secretary at our headquarters for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:       Where can I find the voting results of the meeting?

A. We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the 2nd quarter of Fiscal Year 2004.

Q:       Who will bear the cost of soliciting votes for the meeting?

A: The Company will bear all expenses for soliciting the proxies. Proxies may be solicited by mail, telephone, or electronic mail by the Company and its management and employees but they will not receive any additional compensation for these services. The Company will request brokers, nominees and other fiduciaries and custodians who hold shares of stock of the Company in their names to provide a copy of this Proxy Statement and any accompanying materials to the beneficial owners of such shares. The Company will reimburse such persons, if requested, for their reasonable fees and expenses incurred in completing the mailing of such material to the beneficial owners.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Company's by-laws provide that the Board of Directors be comprised of three to nine Directors. The Board of Directors have, pursuant to the by-laws, fixed the number of directors to serve until the next Annual Meeting of stockholders at nine. Therefore, nine Directors are to be elected until the next Annual Meeting or until their successors have been elected and qualified. Proxies are solicited in favor of the nominees named below.

         The Company's nominees for the upcoming election of directors include six independent directors, as defined in NASDAQ Marketplace Rule 4200, and two members of the Company's senior management. Each director serves a one-year term, as described below, with all directors subject to annual election.

         The Board has nominated the persons listed below to serve as directors for the term beginning at the Annual Stockholders' Meeting on June 24, 2004. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the election of each nominee named in this section.

         If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy or
(2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the next annual stockholders' meeting following the 2004 annual meeting or until their successors, if any, are elected or appointed. This section contains the names and biographical information for each of the nominees.

Recommendation of the Board

The Board recommends that you vote "FOR" the election of each of the following nominees.

                                         Director
Name                             Age      Since        Present Title
----                             ---      -----        -------------

Michael W. Cox                   62       1983         President and Chief
                                                       Executive Officer

Jane A. Murray                   41       2001         Chief Operating Officer,
                                                       Executive Vice President
                                                       and Director

Bruce F. Wesson                  61       2001         Chairman of the Board

David Feldman*                   63       1999         Director

Richard I. Levin, M.D.           55       1983         Director

Lucia L. Quinn                   50       2002         Director

John J. Gargana, Jr.*            72       2003         Director

A. Bruce Campbell, Ph.D.,
   M.D., F.A.C.D.*               55       1999         Director

John P. Zanotti                  55       N/A          Nominee
-------------------
* Members of the Audit Committee

         Mr. Cox, a founder of the Company, has served as its President and Chief Executive Officer since 1983. Mr. Cox has been a director since 1983 and was the Chairman of the Board from 1983 to 1996. Mr. Cox is married to Ms. Kraf.

         Ms. Murray has been a director since 2001. She was appointed Chief Operating Officer, Executive Vice President of the Company in December 2001. Ms. Murray has served the Company and its various subsidiaries for 16 years, including serving as Executive Vice President - Operations of the Company's Interactive Heart Management Corp. subsidiary for the past three years. Ms. Murray is married to Mr. Siegel.

         Mr. Wesson has been a director and Chairman of the Board since April 2002. Under the Company's by-laws, the function of the Chairman is to preside over meetings of the Board and stockholders and it is not an executive position. He has been a General Partner of Galen Partners since 1991 and, prior to that, was a Managing Director in the Corporate Finance Division at Smith Barney, where he worked for over 23 years. During his tenure at Smith Barney, he was Chairman of the Valuation and Opinion Committee for Corporate Finance, in which capacity he was ultimately responsible for all of valuation and opinions given by Smith Barney. He currently serves on the boards of Crompton Corporation, Halsey Drug Co., Inc., Encore Medical Corp. and several of Galen's privately held portfolio companies. He is a Trustee of Colgate University and served as President of Colgate's Alumni Corporation Board of Directors from 1997-1999. He currently serves on the board of the Overlook Hospital Foundation.

         Mr. Feldman has been a director of the Company since March 1999 and was the Chairman of the Board from that time until 2001. Mr. Feldman is director of a number of mutual funds in the Dreyfus Group, Brown Brothers Harriman mutual funds and Jeffrey Co., a private family investment company. He is the former Chairman and CEO of AT&T Investment Management Company, the management subsidiary of the telecommunications giant's pension funds. At the time of his retirement in 1997, Mr. Feldman was responsible for the management of $70 billion in assets. He was the first Chairman of the New York Stock Exchange Pension Managers Advisory Committee as well as former Chairman of the Financial Executives Institute's Committee on Investment of Employee Benefits Assets. He continues to serve as an ex-officio member of the latter two organizations.

         Dr. Levin, a founder of the Company, has been a director since 1983. He is currently a Cardiovascular Consultant and Contributing Lecturer, each of which is not an executive position. Dr. Levin is Vice Dean for Education, Faculty and Academic Affairs and a Professor of Medicine in the Leon H. Charney Division of Cardiology at New York University School of Medicine. He has been a member of the New York University School of Medicine faculty and served in several administrative capacities since 1980. Dr. Levin is a past President of the American Heart Association, New York City affiliate and is the current President of the Heritage Affiliate of the Association. He is certified as a Diplomate from the National Board of Medical Examiners, American Board of Internal Medicine and in the sub-specialty of Cardiovascular Diseases (American Board of Internal Medicine). Dr. Levin also is a Fellow of the American College of Physicians, Fellow of the American College of Cardiology, Fellow of the American Heart Association and a member of the American Federation for Clinical Research, among other professional affiliations.

         Dr. Campbell has been a director since February 1999. He served as President of Monsanto Health Solutions from 1997 to 1998, Senior Vice President of Aetna US Healthcare, Inc., the nation's largest health insurer, from 1996 to 1997 and Chief Medical Officer of Aetna Health Plans from 1994 to 1996. He was also Vice President, Medical Programs, for Scripps Health and is currently President and CEO of Camber Companies, LLC, a privately funded multi-disciplinary musculoskeletal ambulatory treatment center business.

         Ms. Quinn has been a director since May 2002. She served as Senior Vice President, Advanced Diagnostics, of Quest Diagnostics Incorporated, responsible for Business Development, as well as Science and Innovation from April 2001 to March 2004. She joined Quest in April 2001 after serving as Vice President, Corporate Strategy Marketing, for Honeywell from 1999 to 2001, including her tenure in a similar capacity for Allied Signal which merged with Honeywell in 1999. She has more than 25 years experience in business planning and strategy development, general management and operations for global technology firms including Westinghouse and Digital Equipment. Ms. Quinn serves as a member of the Board of Trustees of Simmons College and overseer of the Museum of Science, Boston, Massachusetts.

         Mr. Gargana has been a director since March 2003. Mr. Gargana was Vice President, Treasurer and Chief Financial Officer of the Lord Abbett Group of Mutual Funds until his retirement in 1996. He is also a former member both of the Operations Committee and of the Accounting/Treasurer's Committee of the Investment Company Institute. A graduate of St. Peter's College, he was an auditor at Deloitte Touche prior to joining Lord Abbett in 1965. Lord Abbett is a private, independent money management company with over $77.9 billion in assets (as of March 31,2004, including a broad family of mutual funds as well as separately managed equity, fixed-income and balanced accounts for corporations, institutions and individuals. Founded in 1929, it is one of the nation's longest continuously existing money management firms.

         Mr. Zanotti is a nominee to become one of our independent directors. He has served as the President of Cincinnati Biomedical, a consulting company working with the University of Cincinnati College of Medicine on commercialization and economic development strategies since June 2003. Mr. Zanotti has also served as the Chairman and CEO of Avaton, Inc., a start-up wireless entertainment company since March 2001. He was the Chairman and CEO of Astrum Digital Information, Inc. from March 2000 until the company was sold to Vocus, Inc. in June 2001. From February 1991 until March 2000, Mr. Zanotti held numerous executive positions with American Financial Group, including serving as the President of Great American Life Insurance Company and as Group President of American Annuity Group, from May 1999 to March 2000, as a senior executive from September 1996 until May 1999 and as President and CEO of Citicasters, Inc., a broadcasting company from 1992 to 1996. Mr. Zanotti has been the publisher of several newspapers, including The Cincinnati Enquirer, The Arizona Republic and The Phoenix Gazette. He was an associate with O'Melveny and Myers and was general counsel at Harte-Hanks Communications, Inc. Mr. Zanotti received an A.B., with honors, from the University of Southern California and a J.D., with honors, from Arizona State University.

         On April 4, 2001, the Company agreed to nominate or appoint one designee of Galen Partners III, L.P., as a director so long as Galen Partners III, L.P. and two other affiliated investment funds own an aggregate of 2,000,000 of the Company's shares. Mr. Wesson fills that capacity.

         For information concerning meetings, committees and compensation paid to the above nominees during Fiscal 2003, see "Information Concerning the Board of Directors and Committees."

Executive Officers

         The following people also serve as executive officers of the Company:


         Name                              Present Titles
         ----                              --------------

         William T. Schmitt, Jr., CPA      Senior Vice President,
                                           Chief Financial Officer

         Teri Kraf, R.N., M.H.A.           Senior Vice President,
                                           Health Management Services

         John W. Siegel                    Senior Vice President,
                                           Sales and Field Services

         Steven M. Vella, CPA              Controller and Senior Director
                                           of Finance

         Robert Mosby                      Vice President, Development
                                           and Strategy

         Mr. Schmitt (43) was appointed Senior Vice President, Chief Financial Officer of the Company in October 2002. Prior to his appointment, he served as Senior Vice President & Chief Financial Officer of SOS Security Incorporated, a privately held regional security, protection and consulting firm. His responsibilities there included the growth and strategic direction of SOS, as well as overseeing its finance, tax, banking, human resource and IT departments as well as mergers and acquisitions. He became a full time executive at SOS in July 1994, after 11 years of public accounting. He is a graduate of Rider College with a Bachelor of Science in Commerce, he is a member of the American Institute of Certified Public Accountants, the New Jersey Society of Certified Public Accountants and Financial Executive International.

         Ms. Kraf (53) has been with the Company since 1984. Ms. Kraf is responsible for the overall physician implementation of the ohms|cvd system nationwide. At present, Ms. Kraf's implementation team consists of a group of nurse professionals with diverse backgrounds in cardiology and managed care. Prior to joining the Company, Ms. Kraf was the Director Emergency Services and Director of the Emergency Care Institute of Bellevue Hospital, managing a staff in excess of 200 health professionals. Ms. Kraf is married to Mr. Cox.

         Mr. Siegel (47) Senior Vice President, Sales and Field Services, has been with the Company since 1987. Mr. Siegel's background includes extensive experience in the healthcare, disease management and medical capital equipment industries. During Mr. Siegel's tenure at the Company, he has held a variety of management positions including sales, management, business development and field implementation services. In Mr. Siegel's current position, he is in charge of all aspects of account management, including prospecting, contract negotiations, implementation and field management. In past positions, he was responsible for managing over 50 sales people selling medical diagnostic equipment. He has over 16 years experience in successfully interacting with generalist and specialist physicians and healthcare companies. Mr. Siegel received a bachelor's degree in Business Management from Florida Atlantic University. Mr. Siegel is married to Ms. Murray.

         Mr. Vella (40) joined the Company in May, 2003 as Senior Director Finance and became Controller in December 2003. Prior to joining QMed, he served as Vice President of Finance & Corporate Controller of Medical Resources, Inc., a large publicly traded medical imaging firm. His responsibilities there included managing its finance and accounting group, as well as involvement in mergers, acquisitions, divestiture, and bankruptcy and reorganization activities. He joined Medical Resources in November 1998, after 12 years of public accounting experience, last as a Senior Manager at Deloitte & Touche LLP. He is a graduate of Fairleigh Dickinson University with a Bachelor of Science in Accounting; he is a member of both the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

         Mr. Mosby (57) joined the Company in 1999 as the Director of Corporate Communications. In 2002, he was named Vice President, Development and Strategy. Prior to 1999, Mr. Mosby was broker and analyst with Branch & Cabell Co. in Virginia. He served as infantry officer in Vietnam and holds an AB and MA in Philosophy from Georgetown University and the University of Virginia, respectively.

         See "Information Concerning Board of Directors and Committees," below.

                                 PROPOSAL NO. 2

              TO RATIFY THE SELECTION OF AMPER, POLITZINER & MATTIA
                   AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Audit Committee of the Board of Directors has recommended that Amper, Politziner & Mattia, P.C. be retained as the Company's independent certified public accountants for the fiscal year ending November 30, 2004. Although this recommendation is not required to be submitted to a vote of stockholders, the Board of Directors believes it appropriate as a matter of policy that this recommendation be submitted for ratification at the Company's Annual Meeting. In the event the stockholders do not ratify the retention of Amper, Politziner & Mattia, P.C., the selection of other independent auditors will be considered by the Audit Committee. See "Relationship with Independent Certified Public Accountants."

Stockholder Vote Required

         The affirmative vote of the holders of a majority of the shares present in person and by proxy and voting at the Meeting is required for ratification of the selection of independent certified public accountants.

         The Board of Directors recommends a vote FOR ratification of the selection of Amper, Politziner & Mattia, P.C.


                        VOTING SECURITIES AND RECORD DATE

         Holders of Common Stock of the Company of record at the close of business on May 21, 2004 are entitled to notice and to vote at the Meeting. At the close of business on May 7, 2004, the Company had 14,766,423 shares of Common Stock outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock, as of March 30, 2004, for individuals or entities in the following categories: (i) each of the Company's directors and nominees for directors; (ii) the Chief Executive Officer and the next four highest paid executive officers of the Company whose total annual compensation for Fiscal 2003 exceeded $100,000; (iii) all directors and executive officers as a group; and (iv) each person known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock. Unless indicated otherwise, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.

                                         Number of                   Percent of
Name                                    Shares (1)                   Class (2)
----                                    ----------                   ---------

Michael W. Cox                        1,708,108(3)                      11%

Jane A. Murray                          114,334(4)                      <1%

Bruce F. Wesson                       4,385,403(5)                      27%

Richard I. Levin, M.D.                  146,300(6)                       1%

David Feldman                            10,750                         <1%

Herbert H. Sommer                           151                         <1%

A. Bruce Campbell, M.D.                  10,178(7)                      <1%

Lucia L. Quinn                               -0-                         0%

John J. Gargana, Jr.                     17,250(8)                      <1%

Teri Kraf                               141,841(9)                       1%

John Siegel                             132,208(10)                     <1%

William T. Schmitt, Jr.                  14,666(11)                     <1%

John P. Zanotti                              -0-                         0%

Galen Partners III, L.P.              4,339,452(12)                     27%

Officers and
Directors as a
Group (12 Persons)                    6,681,189(13)                     39%
------------
(1) The number of shares of common stock beneficially owned by each stockholder is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have "beneficial ownership" of any shares over which that person has or shares voting or investing power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. To our knowledge, unless otherwise indicated, all of the persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

(2) The percentage ownership for each stockholder on March 30, 2004, is calculated by dividing (a) the total number of shares beneficially owned by the stockholder by (b) 14,736,929 shares (the number of shares of our common stock outstanding on March 30, 2004) plus any shares that the stockholder has the right to acquire within 60 days after March 30, 2004.

(3) Includes 335,500 shares which may be obtained upon the exercise of outstanding options. Does not include shares owned or shares which may be acquired by Mr. Cox's wife, Teri Kraf, upon the exercise of options. Ms. Kraf is also an executive officer of the Company.

(4) Includes 114,334 shares which may be acquired upon the exercise of outstanding stock options. Does not include shares owned or shares which may be acquired by Ms. Murray's husband, John Siegel, upon the exercise of options. Mr. Siegel also serves as an executive officer of the Company.

(5) Includes 38,333 shares that Mr. Wesson may acquire upon the exercise of outstanding warrants, 2,811,193 shares owned by Galen Partners and 1,528,259 shares which may be acquired by Galen Partners upon the exercise of outstanding stock options. Mr. Wesson is a General Partner of Galen Partners, as well as various entities formed by Galen Partners to manage investment funds. Accordingly, his ownership includes the shares Galen Partners III, L.P. beneficially owns. See Note (12), below.

(6) Includes 105,500 shares which may be obtained upon the exercise of outstanding options.

(7) Includes 10,000 shares which may be obtained upon the exercise of outstanding options.

(8) Includes 2,500 shares which may be obtained upon the exercise of outstanding options.

(9) Includes 119,841 shares which may be obtained upon the exercise of outstanding options. Does not include shares owned or shares which may be acquired by Ms. Kraf's husband, Mr. Cox, upon the exercise of options. Mr. Cox is also an executive officer of the Company.

(10) Includes 126,508 shares which may be acquired upon the exercise of outstanding stock options. Does not include shares owned or shares which may be acquired by Mr. Siegel's wife, Ms. Murray, upon the exercise of options. Ms. Murray also serves as an executive officer of the Company.

(11) Includes 14,666 shares which may be obtained upon the exercise of outstanding options.

(12) Includes 2,811,193 shares owned by Galen Partners III, L.P. and two other private funds which are managed jointly with Galen Partners III, L.P. (collectively the "Galen Funds"), and 1,528,259 shares which may be acquired by the Galen Funds upon the exercise of outstanding warrants.

(13) Includes a total of 2,395,441 shares which may be obtained by officers and directors upon the exercise of outstanding options or warrants.

         The business address of Mr. Cox is 25 Christopher Way, Eatontown, New Jersey 07724. The business address of Mr. Wesson and Galen Partners III, L.P. is 610 Fifth Avenue - 5th Floor, Rockefeller Center, New York, New York 10020.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of the Forms 3, 4 and 5 received by the Company, we believe that, during Fiscal 2003, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were met in a timely manner, except that Ms. Murray, Mr. Siegel, Mr. Schmitt, Ms. Kraf, Mr. Gargana and Mr. Cox each filed a Form 4 late in connection with a grant of options by the Company on March 11, 2004.

            INFORMATION CONCERNING BOARD OF DIRECTORS AND COMMITTEES

General

         Our Board of Directors held a total of five meetings during Fiscal 2003. All of our directors attended 75% or more of the meetings of the Board and meetings of Committees of the Board on which they served. The Board has a standing Audit Committee and Executive Evaluation and Compensation Committee ("Compensation Committee").

Governance

         The Company's management and Board of Directors is committed to good business practices, transparency in financial reporting and responsible corporate governance. To that end, we have been reviewing our corporate governance policies and practices. This includes comparing our current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, we expect to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the Company.

         Each of our directors other than Messrs. Cox, Levin, Sommer and Ms. Murray qualify as "independent" in accordance with the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director's business and personal activities as they may relate to the Company and the Company's management.

         In addition, as required by NASDAQ rules, the members of the Audit Committee each qualify as "independent" under special standards established by the U.S. Securities and Exchange Commission (the "SEC") for members of audit committees. The Audit Committee includes at least one independent director (as independence is defined in Rule 4200(a)(15) of the NASDAQ listing standards) who is an "audit committee financial expert" as defined by SEC rules. John J. Gargana, Jr. is an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Gargana's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Gargana any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Director Nominations

         The Company does not have a standing nominating committee. Currently the Board of Directors functions as the company's nominating committee. The Board performs the functions typical of a nominating committee, including the identification, recruitment and selection of nominees for election as directors of the Company. Five of the nine current members of the Board (Mr. Wesson, Mr. Feldman, Ms. Quinn, Mr. Gargana and Dr. Campbell) are "independent" as that term is defined by NASDAQ Marketplace Rule 4200 and participate in the consideration of director nominees. The nominees for election as directors at this Annual Meeting were unanimously recommended by the entire Board, including the independent directors. The Board believes that a nominating committee separate from itself is not necessary at this time, given the size of the Company and the Board, to ensure that candidates are appropriately evaluated and selected. The Board also believes that, given the Company's size and the size of its Board, an additional committee of the Board would not add to the effectiveness of the evaluation and nomination process. For these reasons, the Board believes it is not appropriate to have a nominating committee.

         The Board's process for recruiting and selecting nominees is for Board members to attempt to identify individuals who are thought to have the business background and experience, industry specific knowledge and general reputation and expertise that would allow them to contribute as effective directors to the Company's governance, and who are willing to serve as directors of a public company. To date, the Company has not engaged any third party to assist in identifying or evaluating potential nominees. After a possible candidate is identified, the individual meets with various members of the Board and is sounded out concerning their possible interest and willingness to serve, and Board members discuss amongst themselves the individual's potential to be an effective Board member. If the discussions and evaluation are positive, the individual is invited to serve on the Board.

         To date, no shareholder has presented any candidate for Board membership to the Company for consideration, and the Company does not have a specific policy on shareholder-recommended director candidates. However, the Committee believes its process for evaluation of nominees proposed by shareholders would be no different from the process of evaluating any other candidate. In evaluating candidates, the Committee will require that candidates possess, at a minimum, a desire to serve on the Company's Board, an ability to contribute to the effectiveness of the Board, an understanding of the function of the Board of a public company and relevant industry knowledge and experience. In addition, while not required of any one candidate, the Committee would consider favorably experience, education, training or other expertise in business or financial matters and prior experience serving on boards of public companies.

Audit Committee

         The Audit Committee presently consists of three members, Messrs. Feldman, Campbell and Gargana. The Audit Committee met seven times during Fiscal 2003. Mr. Gargana joined the Audit Committee after the Committee reviewed and reported to the Board upon the Company's financial statements for Fiscal 2002. The primary purposes of the Audit Committee is (i) to review the scope of the audit to be performed; (ii) to meet with the Company's independent certified public accountants to review the results of the audit; (iii) to review with the Company's independent certified public accountants the Company's internal auditing proceedings and controls; (iv) select and retain the Company's independent certified public accountants; (v) to review the Company's quarterly financial statements prior to public issuance; and (vi) approve any non-audit services to be provided by our auditors.

         In the absence of a compensation, stock option or special committee comprised of a majority of independent directors, the Audit Committee will review any transaction of the Company in which a Director or officer has a material interest.

Executive Evaluation and Compensation Committee

         The Board of Directors established the Compensation Committee pursuant to a written charter on December 6, 2001. The members of the Compensation Committee are Bruce F. Wesson, Chairman, David Feldman and John J. Gargana, Jr., each of whom are non-employee directors. The Compensation Committee met four times during Fiscal 2003. In addition to providing the Board with recommendations for the policy and process for executive evaluation and compensation review, the Board dissolved the several Stock Option Committees and delegated authority over the Company's various equity compensation plans to the Compensation Committee in order to unify compensation issues under one committee.

Board Compensation

         Directors who are employed as executive officers receive no additional compensation for service on the Board. All Directors are reimbursed for travel and other expenses relating to attendance at Board and Committee meetings.

         Upon the recommendation of the Compensation Committee, the Board of Directors established the 2003 Outside Directors Equity Plan (the "Outside Directors Plan") and the Outside Directors Plan was approved by the Company's stockholders at the Company's 2003 Annual Meeting. Pursuant to the Outside Directors Plan, each non-employee director receives an annual retainer of $7,500 (payable quarterly), a $1,000 annual retainer for each committee on which a Director serves, an annual retainer of $500 for services as a Committee chairperson and the annual grant of a ten-year option to purchase 2,500 shares of Common Stock, which vests on the first anniversary of the grant. In addition, each outside director receives a personal attendance fee of $250 per Board or Committee meeting. Outside Directors that can not receive options due either to their service on the Compensation Committee, or that are prohibited from receiving compensation by their employer's conflict of interest policy, are given the cash equivalent of the options that would have been granted. In Fiscal 2003, the total cash compensation paid to the outside Directors was $37,400 and 10,000 options were granted to four directors.

         Each year, eligible non-employee directors may elect to defer all or any part of their directors fees in the form of shares of the Company's Common Stock under the Outside Directors Plan at the fair market value of the shares on the date the payment is due. The shares are held in a trust which is subject to the claims of the Company's creditors for which the Company's transfer agent serves as trustee.

Shareholder Communications with Directors and Director Attendance at Annual Meetings

         Shareholders who wish to send communications to the Company's Board of Directors may do so by sending them in care of the Secretary of the Company at the address which appears on the first page of this proxy statement. Such communications may be addressed either to specified individual directors or the entire Board. The Secretary will have the discretion to screen and not forward to directors communications which the Secretary determines in his or her discretion are communications unrelated to the business or governance of the Company and its subsidiaries, commercial solicitations, offensive, obscene, or otherwise inappropriate. The Secretary will, however, compile all shareholder communications which are not forwarded and such communications will be available to any director.

         It is the policy of our board of directors that directors are strongly encouraged to attend all annual shareholder meetings. Eight of our directors attended the 2003 annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         The Executive Evaluation and Compensation Committee ("Compensation Committee") of the Board of Directors is comprised of Messrs. Wesson, Feldman and Gargana.

         No member of the Compensation Committee was or is an officer or employee of QMed or any of its subsidiaries. No executive officer of QMed serves as a member of the Board of Directors or Compensation Committee of any entity which has one or more executive officers serving as a member of QMed's Board of Directors or Compensation Committee.

                  Mr. Cox, the Company's Chief Executive Officer and Ms. Murray, the Company's Chief Operating Officer and Mr. Schmitt, the Company's Chief Financial Officer, attend meetings of the Compensation Committee to provide information concerning executive performance and make recommendations concerning option grants and compensation plans.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain summary information regarding the compensation of the Company's Chief Executive Officer and each of its other executive officers who were serving in such capacity on November 30, 2003 whose total salary and bonus for the fiscal year ended November 30, 2003 exceeded $100,000:

                              Year                              Other                   Securities
                              Ended                             Annual    Restricted    Underlying             All Other
Name and                      Nov.                              Compen-     Stock       Options/     LTIP       Compen-
Principal Position             30        Salary      Bonus      sation      Awards         SARs     Payouts     sation(1)
------------------            -----      ------      -----      ------      ------         ----     -------     ---------
Michael W. Cox                2003      $250,000    $120,000     $ -0-        -0-        50,000/0     $-0-       $8,267
President, Chief              2002       254,808       -0-         -0-        -0-          0/0         -0-        1,667
Executive Officer             2001       250,000       -0-         -0-        -0-          0/0         -0-        2,320

                                       19

                              Year                              Other                   Securities
                              Ended                             Annual    Restricted    Underlying             All Other
Name and                      Nov.                              Compen-     Stock       Options/     LTIP       Compen-
Principal Position             30        Salary      Bonus      sation      Awards         SARs     Payouts     sation(1)
------------------            -----      ------      -----      ------      ------         ----     -------     ---------
Jane A. Murray,               2003      $200,250    $100,000     $ -0-        -0-        40,000/0     $-0-       $4,286
Executive Vice President      2002       201,009       -0-         -0-        -0-        30,000/0      -0-        1,667
Chief Operating Officer       2001       150,000       8,750       -0-        -0-        65,000/0      -0-        2,320

William T. Schmitt            2003      $172,500     $35,000     $ -0-        -0-        20,000/0      -0-       $1,132
Senior Vice  President,  CFO  2002       $17,308      $-0-       $ -0-        -0-          0/0         -0-           $0
and Treasurer

John W. Siegel                2003      $150,000     $12,197     $ -0-        -0-        17,500/0     $-0-       $2,163
Sr. Vice President,           2002       155,614      35,000       -0-        -0-          0/0         -0-        1,667
Sales & Field Serv.           2001       132,644      50,063       -0-        -0-        37,375/0      -0-        2,320

Teri Kraf                     2003      $150,232      $7,921     $ -0-        -0-        18,275/0     $-0-       $2,286
Sr. Vice President,           2002       151,580      12,000       -0-        -0-        15,000/0      -0-        1,667
Health Mgmt. Serv.            2001       123,703       1,000       -0-        -0-        5,008/0       -0-        2,320

----------------------
(1) For FY2003 represents the following amounts (i) we contributed on the individuals' behalf under our 401(k) Plan, Mr. Cox $2,500, Ms. Murray $2,166, Mr. Siegel $2,163 and Ms. Kraf $2,286; and (ii) we paid as premiums on individual life insurance policies purchased by the Company for executive officers, Mr. Cox $5,767, Ms. Murray $2,120, and Mr. Schmitt $1,132.

Stock Option Plans

         In September, 1990, the Board of Directors adopted the 1990 Employee Stock Incentive Plan (the "1990 Plan"). The 1990 Plan was approved by the Company's stockholders at the Company's Annual meeting in November, 1990. Pursuant to the 1990 Plan eligible participants of the Company, its subsidiaries and affiliates may receive, until September 25, 2000, stock options, stock appreciation rights, restricted stock or deferred stock awards for up to 1,000,000 shares of the Company's Common Stock.

         Pursuant to the 1990 Plan, an independent committee, in its discretion, determines those directors of the Company to be granted Director Stock Options and those officers and other key employees of the Company, its subsidiaries and affiliates to be granted Employee Stock Options, Stock Appreciation Rights, Restricted Stock Awards or Deferred Stock Awards or a combination, thereof; the type of grants to be made; the number of shares subject to such grants; the terms and conditions of the awards, including restrictions on Director Stock Options, Employee Stock Options or other awards and/or the stock relating thereto based on performance and/or such other factors as the Committee in its sole discretion determines and vesting acceleration features based on performance and/or such other factors as the Committee in its sole discretion determines; and whether, to what extent and under what circumstances stock and other amounts payable with respect to an award may be deferred either automatically or at the participant's election. Grants of options to purchase -0- shares were made under the 1990 Plan during Fiscal 2003.

         All options to purchase shares of Common Stock available had been granted under the 1990 Plan prior to its expiration in 2000.

         In April 1997 the Company's Board of Directors adopted the 1997 Equity Incentive Plan (the "1997 Plan"). The 1997 Plan was approved by the Company's stockholders at the Company's Annual meeting in May, 1997. Pursuant to the 1997 Plan eligible participants of the Company, its subsidiaries and affiliates may receive, until July 31, 2007, stock options, stock appreciation rights, restricted stock or deferred stock awards for up to 600,000 shares of the Company's Common Stock. No grants of options were made under the 1997 Plan during Fiscal 2003.

         As of November 30, 2003, there were 8,477 shares of Common Stock reserved for issuance under the 1997 Plan.

         In September 1999 the Company's Board of Directors adopted the 1999 Equity Incentive Plan (the "1999 Plan"). The 1999 Plan was approved by the Company's stockholders at the Company's Annual meeting in October 1999 and an amendment to the 1999 Plan was approved by the Company's stockholders at the Company's Annual Meeting in May 2002. Pursuant to the 1999 Plan, as amended, eligible participants of the Company, its subsidiaries and affiliates may receive, until September, 2009, stock options, stock appreciation rights, restricted stock or deferred stock awards for up to 2,000,000 shares of the Company's Common Stock. Grants of options to purchase 225,175 shares were made under the 1999 Plan during Fiscal 2003.

         As of November 30, 2003, there were 1,071,172 shares of Common Stock reserved for issuance under the 1999 Plan.

         The following table sets forth as to each executive officer of the Company listed in the Summary Compensation table above concerning certain options granted during the year ended November 30, 2003:

                                                                                              Potential Realizable Value
                                                                                              at Assumed Annual Rates of
                                                                                               Stock Price Appreciation
                                                Individual Grants                                 for Option Term (1)
                      ----------------------------------------------------------------------- ----------------------------
                        Number of
                       Securities     % of Total
                       Underlying    Options/SARs
                        Options/      Granted to    Exercise or   Market Price
                          SARs       Employees in    Base Price    on Date of    Expiration
Name                    Granted       Fiscal Year    Per Share        Grant         Date          5%($)         10%($)
----                    -------       -----------    ---------        -----         ----          -----         ------
Michael W. Cox         50,000 / 0      22% / N/A       $7.28          $7.28       4/11/2013     $229,320.00   $578,760.00

Jane A. Murray         40,000 / 0      18% / N/A       $7.28          $7.28       4/11/2013     $183,456.00   $463,008.00

William T. Schmitt     20,000 / 0       9% / N/A       $7.28          $7.28       4/11/2013      $91,728.00   $231,504.00

John W. Siegel         17,500 / 0       8% / N/A       $7.28          $7.28       4/11/2013      $80,262.00   $202,566.00

Teri Kraf              17,500 / 0       8% / N/A       $7.28          $7.28       4/11/2013      $80,262.00   $202,566.00
                          775 / 0      <1% / N/A       $7.00          $7.00      10/06/2013      $ 3,417.75    $ 8,625.75

 (1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the SEC, and therefore are not intended to forecast possible future appreciation of the Company's stock price. In all cases the appreciation is calculated from the award date to the end of the option term.

         The following table sets forth as to each executive officer listed in the Summary Compensation table above certain information concerning the exercise of options during the year ended November 30, 2003 and options outstanding as of such date:

                                                           Number of Securities             Value of Unexercised
                            Shares                        Underlying Unexercised            In-the-Money Options
                         Acquired on       Value        Options at Fiscal Year End           at Fiscal Year End
Name                       Exercise      Realized      Excercisable / Unexercisable      Exercisable / Unexercisable
----                       --------      --------      ----------------------------      ---------------------------
Michael W. Cox              50,000       $278,750            315,500 / 0                   $2,056,065 / $ 0

Jane A. Murray                   0          $0               114,334 / 91,667                $399,653 / $180,083

William T. Schmitt               0          $0                 8,000 / 28,000                 $21,440 / $70,440

John W. Siegel                   0          $0               112,350 / 52,525                $666,133 / $214,073

Teri Kraf                        0          $0               114,008 / 28,275                $620,527 / $72,891

Report on Executive Compensation

         The Board formed the Compensation Committee on December 6, 2001. The members of the Compensation Committee are Bruce F. Wesson, Chairman, David Feldman and John J. Gargana, Jr., none of whom are employees of the Company. The

Compensation Committee has the authority to fix the Company's compensation arrangements with the Chief Executive Officer and Chief Operating Officer and has the exclusive authority to grant options and make awards under the Company's equity compensation plans. Consistent with changes in the Delaware General Corporation Law in 2001, the Compensation Committee, from time to time, delegates to the Company's Chief Executive and Chief Operating Officers the authority to grant a specified number of options to non-executive officers. The Compensation Committee also reviews the Company's compensation policies relating to all executive officers.

         The Compensation Committee's goal is to develop executive compensation policies that offer competitive compensation opportunities for all executives which are based on personal performances, individual initiative and achievement, as well as assisting the Company in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

         Compensation paid to the Company's executive officers generally consists of the following elements: base salary, annual bonus and long-term compensation in the form of stock options and matching contributions under the 401(k) Savings Plan. Compensation levels for executive officers of the Company was determined by a consideration of each officer's initiative and contribution to overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Competitive base salaries that reflect the individual's level of responsibility are important elements of the Compensation Committee's executive compensation philosophy. Subjective considerations of individual performance are considered in establishing annual bonuses and other incentive compensation. In addition, the Compensation Committee considers the Company's financial position and cash flow in making compensation decisions.

         The Company has certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and subject to the same limitations on amounts that may be contributed. In 2003, the Company also made matching contributions to the 401(k) Savings Plan for those participants.

         Evaluation Procedures

         The Compensation Committee reviews executive officer compensation (other than that of the Chief Executive Officer) with the Chief Executive Officer and Chief Operating Officer. Its evaluation was expanded to cover the appropriateness of compensation of the Chief Executive, Chief Operating and Chief Financial Officers, as well as their employment agreements. The Compensation Committee also retained the services of an independent consulting firm in 2002 to assist it in establishing guidelines for various executive officers.

         Based on such evaluation, the Compensation Committee believes that compensation paid in Fiscal 2003 to the named executive officers is consistent with the Company's compensation philosophy and objectives.

         CEO Compensation

         Mr. Cox achieved or exceeded goals set forth in his employment agreement.

         In evaluating Mr. Cox's bonus and option grants for Fiscal 2003, the Compensation Committee compared the Company's practices and levels to those of other companies involved in similar businesses. Because of the disparity between companies engaged in disease management, the data is considered as guidance and not dispositive in setting compensation. Nevertheless, the Compensation Committee determined that the compensation (including bonus, raises and options) paid to Mr. Cox in Fiscal 2003 was appropriate.

Submitted by:
Executive Evaluation and Compensation Committee

         Bruce F. Wesson, Chairman
         David Feldman
         John J. Gargana, Jr.

Employment Agreements

         The Company entered into a three-year employment agreement with Mr. Cox effective December 1, 2002. The agreement provides for an initial base salary of $280,000, with such increases as are approved by the Compensation Committee. In December 2003, the Compensation Committee increased Mr. Cox's base salary for Fiscal 2004 to $294,000. The agreement also provides for a potential bonus equal to 100% of his base salary. Among the performance goals established for the first year of the agreement are the execution of definitive agreements in connection with the Company's Disease Management Project with Pacificare Health Systems, Inc. and Alere Medical, Inc. ("Heartpartners"). The agreement provides for a severance payment of $2,500,000 to Mr. Cox in the event of termination for any reason other than for cause or resignation following a "change in control" as defined in the agreement. Mr. Cox waived the increase in base salary called for by the agreement until December 1, 2003.

         The Company entered into a three-year employment agreement with Ms. Murray, on April 21, 2003 , effective December 1, 2002. The agreement provides for an initial base salary of $220,000, with such increases as are approved by the Compensation Committee. In December 2003, the Compensation Committee increased Ms. Murray's base salary for Fiscal 2004 to $231,000. The agreement also provides for a potential bonus equal to 80% of base salary, determined by the Compensation Committee of the Board of Directors. Among the performance goals established for the first year of the agreement is Heartpartners achieving operational success as certified by the Company's CEO. The agreement provides for a severance payment of the higher of $330,000 or base salary for the remaining term of the agreement in the event of termination for any reason other than for cause or resignation following a "change in control" as defined in the agreement. Ms. Murray waived the increase in base salary called for by the agreement until December 1, 2003.

         The Company entered into an employment agreement with Mr. Schmitt in September 2002 which covers the period ending November 30, 2004. Mr. Schmitt's base salary, bonus and options are reviewed and approved annually by the Compensation Committee under the agreement. In December 2003, the Compensation Committee approved Mr. Schmitt's base salary for Fiscal 2004 of $181,125. The agreement provides for a severance payment equal to base salary for the remaining term of the agreement in the event of termination prior to November 30, 2004 for any reason other than for cause or resignation following a "change in control" as defined in the agreement. If the agreement is renewed or extended automatically in accordance with its terms beyond November 30, 2004, the severance payment is equal to six months base salary.

Consulting Agreement

         In December 2001, the Company entered into a consulting agreement with Dr. Richard Levin, the Company's former Vice President and Medical Director. Pursuant to the agreement, Dr. Levin will serve as Chairman of the Medical/Clinical Development Committee and as Medical Spokesman for the Company, devoting such time and attention to the Company as he and the Company deem appropriate. In exchange for these services, Dr. Levin receives annual compensation of $125,000 per year.

Certain Relationships and Related Transactions

         During Fiscal 2003, the Company paid Sommer & Schneider LLP $84,000 for legal services. Herbert H. Sommer, a director who is not standing for reelection, is a partner of Sommer & Schneider LLP.

         It is the Company's policy not to engage in transactions with officers, directors, principal stockholders or affiliates or any of them unless such transactions have been approved by a majority of the disinterested directors and are upon terms no less favorable to the Company than could be obtained from an unaffiliated party in an arm's length transaction. During Fiscal 2003 there were no other transactions between the Company and any officer, director or principal stockholder except as disclosed above and those with respect to executive compensation and stock options.

                               COMPANY PERFORMANCE

         The following graph shows a comparison of cumulative total returns on the common stock of the Company from November 30, 1998 through November 30, 2003 with the cumulative total return on the NASDAQ Stock Market - U.S. and the cumulative total return on a group of NASDAQ Health Services Stocks (SIC Code
80) compiled by the Center for Research in Security Prices at the University of Chicago (the "Peer Group"). The Company did not pay any dividends during this period.

         The graph assumes an investment of $100 in each of the Company, the NASDAQ Stock Market - U.S. and the Peer Group on November 30, 1998. The comparison also assumes that all dividends are reinvested.

                                [GRAPH OMITTED]

Cumulative Total Return Data

                               NASDAQ           Health            QMed
                               ------           ------            ----
               1998           100.000          100.000          100.000
               1999           171.750           78.207           75.400
               2000           133.435           99.158          160.635
               2001            99.391          120.216          261.998
               2002            76.733          116.303          187.516
               2003           101.469          170.254          255.180


         The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock. The stock price performance graph shall not be deemed to be incorporated into any filing under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates this information by reference.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Company's Board of Directors has appointed Amper, Politziner & Mattia, P.C., independent certified public accountants, to serve as auditors for Fiscal 2004. Amper, Politziner & Mattia, P.C. audited the Company's financial statements as of and for each of the years ended November 30, 2001, 2002 and 2003.

Fees

         The following table shows the fees for the audit and other services provided by Amper, Politziner & Mattia P.C. ("APM") for fiscal years 2003 and 2002:

                                                     Fiscal Year
                                            ----------------------------
                                               2003               2002
                                            ----------       -----------
Audit Fees (1)                              $   80,500       $    62,000
Audit-Related Fees                                   0                 0
Tax Fees                                             0                 0
All Other Fees (2)                                   0            11,000
                                            ----------       -----------
   Total                                    $   80,500       $    73,000
                                            ==========       ===========

-------------------
(1) These are fees for professional services performed by APM for the audit of QMed's annual financial statements and review of financial statements included in QMed's quarterly reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)      These fees are for accounting research.

         The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Since the May 6, 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of APM was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in the SEC's rules.

         In appointing Amper, Politziner & Mattia, P.C. as the Company's independent accountant for Fiscal 2004, the Audit Committee has considered whether the non-audit services provided by Amper, Politziner & Mattia, P.C. are compatible with maintaining their independence.

         A representative of the firm of Amper, Politziner & Mattia, P.C. is expected to be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

                             AUDIT COMMITTEE REPORT

         The Audit Committee is composed entirely of independent directors meeting the requirements of applicable Securities and Exchange Commission rules and NASDAQ listing standards. The key responsibilities of our committee are set forth in our Amended and Restated Audit Committee Charter, which is attached to this proxy statement as Appendix A.

         The Audit Committee serves in an oversight capacity and are not intended to be part of the Company's operational or managerial decision-making process. The Company's management is responsible for preparing the consolidated financial statements, and its independent auditors are responsible for auditing those statements. The Audit Committee's principal purpose is to monitor these processes.

         In this context, the Audit Committee met and held discussions with management and the independent auditors. Management represented to us that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended.

         The Audit Committee discussed with the independent auditors the auditors' independence from the Company and its management, including the matters, if any, in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee also considered whether the independent auditors' provision of audit and non-audit services to the Company is compatible with maintaining the auditors' independence.

         The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, disclosure controls and procedures and the overall quality and integrity of the Company's financial reporting.

         Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2003, for filing with the Securities and Exchange Commission.

Submitted by:
Members of the Audit Committee

A. Bruce Campbell
David Feldman
John Gargana, Jr.

                                  ANNUAL REPORT

         The Company's annual report on Form 10-K for Fiscal 2003 is enclosed herewith.

         A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO:

                                   QMED, INC.
                               25 Christopher Way
                               Eatontown, NJ 07724
                            Attn: Investor Relations


                              STOCKHOLDER PROPOSALS

         Proposals by Stockholders intended to be presented at the next Annual Meeting to be held in 2005 must be received by the Secretary of the Company by January 24, 2005 in order to be eligible to be included in the proxy statement for that meeting.


                                 OTHER BUSINESS

         There is no matter other than those described above, so far as is known to the management of the Company, at the date of this proxy statement, to be acted on at the meeting. It is intended, however, if other matters come up for action at said meeting or any adjournments thereof, that the persons named in the enclosed form of proxy shall, in accordance with the terms of the proxy, have authority in their discretion to vote shares represented by proxies received by them, in regard to such other matters, as seems to said persons in the best interests of the Company and its stockholders.

                                                       QMED, INC.



                                                       Michel W. Cox
                                                       Chief Executive Officer

                                                                      APPENDIX A



                                   QMED, INC.
                              AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER


Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the principal market in which the Company's securities are traded (presently Nasdaq Small Cap Market), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Commission.

The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management (including the chief financial officer and chief accounting officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to sub-committees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

         1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

         2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

         3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.

         4. Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company's internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

         5. Review and discuss with management (including the senior internal audit executive) and the independent auditor the Company's internal controls report and the independent auditor's attestation of the report prior to the filing of the Company's Form 10-K.

         6. Review and discuss quarterly reports from the independent auditors on:

             (a) all critical accounting policies and practices to be used;

             (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

             (c) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

         7. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

         8. Discuss with management and the independent auditor the effect of regulatory and ac-counting initiatives as well as off-balance sheet structures on the Company's financial statements.

         9. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

         10. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

         11. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

         12. Review and evaluate the lead partner of the independent auditor team.

         13. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

         14. Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

         15. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor.

         16. Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company's audit team.

         17. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Compliance Oversight Responsibilities

         18.Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

         19. Obtain reports from management and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

         20. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

         21. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

         22. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies and internal controls.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.